EXHIBIT 23.1




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of IFS International Holdings, Inc. on Form S-3 (File No. 333-88121) of our report dated July 2, 1999, except for Note 7, as to which the date was August 11, 1999, on our audits of the consolidated financial statements of IFS International Holdings, Inc. (formerly IFS International, Inc.) and subsidiaries as of April 30, 1999, and for the years ended April 30, 1999 and 1998, which report is included in the Annual Report on Form 10-KSB.

                                                         URBACH KAHN & WERLIN PC

Albany, New York
May 12, 2000